UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 10, 2018

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas		77079
(Address of Principle Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 10, 2018, the Board of Directors (the “Board”) of Penn Virginia Corporation (the “Company”) increased the size of the Board to six members and elected V. Frank Pottow as a member of the Board to fill the newly created vacancy. Mr. Pottow was also appointed by the Board to serve on the Audit Committee. Mr. Pottow was determined by the Board to be an “independent director” in accordance with Nasdaq Listing Rule 5605(a)(2), including satisfying the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Act of 1933, as amended.

Mr. Pottow is the Co-Founder of GCP Capital and has been a Managing Director and member of the investment committee of Greenhill Capital Partners since July 2002. Mr. Pottow has more than 25 years of private equity investment experience, with a focus on energy companies. Prior to GCP Capital, Mr. Pottow was a founding partner of Société Générale’s US private equity affiliate SG Capital Partners and a Principal of Odyssey Partners, L.P. Mr. Pottow graduated cum laude from The Wharton School of the University of Pennsylvania in 1986 and from Harvard Business School in 1990 with high distinction as a Baker Scholar.

As a member of the Board, Mr. Pottow will receive the $70,000 annual cash compensation previously authorized and approved by the Board for each non-employee director, which amount is prorated for any partial year of service. In addition, in connection with this election, Mr. Pottow received a one-time grant of 1,898 shares of restricted stock upon the terms and subject to the conditions set forth in the form of a Director Restricted Stock Unit Award Agreement previously approved by the Board and pursuant to the Penn Virginia Corporation 2016 Management Incentive Plan.

Mr. Pottow also entered into an indemnification agreement (the “Indemnification Agreement”) with the Company in the form previously approved by the Board. The Indemnification Agreement provides for the mandatory advancement and reimbursement of reasonable expenses (subject to limited exceptions) incurred by Mr. Pottow in various legal proceedings in which he may be involved by reason of his service as director, as permitted by Virginia law and the Company’s Second Amended and Restated Articles of Incorporation.

The Company has not entered into any other material contract, plan or arrangement with Mr. Pottow. There are no material arrangements or understandings between Mr. Pottow and any other person pursuant to which Mr. Pottow was appointed to serve as a director that are not described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA CORPORATION

September 12, 2018	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer